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EXHIBIT 32.1 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Getty Realty Corp. (the "Company") hereby certifies, to such officer's knowledge, that:

     (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (subject to the Company's position prevailing in regard to the remaining unresolved SEC comment, as more fully described in the Report); and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2006


BY: /s/ Leo Liebowitz
    ---------------------------------
    (Signature)
    LEO LIEBOWITZ
    Chairman and Chief Executive
    Officer

A signed original of this written statement required by Section 906 has been provided to Getty Realty Corp. and will be retained by Getty Realty Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.